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                                   EXHIBIT 11

                    SENECA FOODS CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                        (In thousands except share data)




                                                                       Three Months Ended                   Nine Months Ended
                                                                       __________________                   _________________
                                                                  12/30/95           12/24/94          12/30/95        12/24/94
                                                                  ________           ________          ________        ________


Net Earnings Applicable to Common Stock:
Primary:
    Net Earnings                                         $              218  $           619  $        (10,076) $          2,228
    Deduct Preferred Cash Dividends                                       6                6                17                17
                                                          ----------------------------------------------------------------------
        Net Earnings Applicable to
      Common Stock                                       $              212  $           613  $        (10,093) $          2,211
                                                          =======================================================================

Weighted Average Common
  Shares Outstanding                                              5,593,110        5,593,110          5,593,110        5,593,776
Effect of Common Stock Equivalent                                         -                -                 -                 -
                                                          ----------------------------------------------------------------------
Weighted Average Common Shares Out-
  standing for Primary                                            5,593,110        5,593,110          5,593,110        5,593,776
                                                          ======================================================================

Primary Earnings Per Share                               $              .04    $         .11       $    (1.80)        $      .40
                                                          ======================================================================
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